Better For You Wellness Appoints Montel Williams, Leslie Bumgarner, Joseph Watson, David Deming, and Dr. Nicola Finley, MD to its Board of Directors

Better For You Wellness, Inc. (f.k.a. Fast Track Solutions, Inc.) Appoints 5 Accomplished and Renowned Independent Directors to its Board in Step Towards NASDAQ and NYSE Listing Requirements

Better For You Wellness, Inc., formerly known as Fast Track Solutions, Inc., (OTC: FTRK) (“Better For You Wellness” or the “Company”), an Ohio-based blank check company, is pleased to announce that it has appointed five independent non-executive directors to its Board of Directors including Montel Williams, Leslie Bumgarner, Joseph Watson, David Deming, and Dr. Nicola Finley, MD (the “New Directors”). All five New Directors have been appointed for initial terms of 2 years, and Better For You Wellness, Inc.’s seven member Board of Directors is now composed of a majority of Independent Directors demonstrating the Company’s focus on governance and growth plan.

“The appointment of these five all-star independent directors marks a major milestone for the Company,” commented Ian James, Chief Executive Officer and Director of Better For You Wellness. “This diverse group of new Directors brings a vast pool of strategic guidance from many different industries and professional backgrounds, which will lend itself to the Company’s aggressive growth plan. Furthermore, the Company’s 5:2 majority of non-executive independent directors means that Better For You Wellness, Inc. is one step closer to meeting the listing requirements for up-listing to a national securities exchange such as the NASDAQ or NYSE.”

Additional information about the New Directors can be found below:

Montel Williams

Montel Williams earned his media celebrity status as an Emmy Award winning television personality and radio talk show host. Mr. Williams is also a decorated Naval officer, inspirational speaker, author, wellness entrepreneur and health advocate. Additionally, Mr. Williams was a Founder of Helius Medical Technologies, Inc. (NASDAQ: HSDT), a neurotechnology company that focuses on developing, licensing, and acquiring non-invasive technologies for the treatment of symptoms caused by neurological disease or trauma. Mr. Williams was also the Founder of the Montel Williams MS Foundation, a 501(c)(3) organization devoted to researching Multiple Sclerosis and helping people suffering from Multiple Sclerosis. Mr. Williams enlisted in the United States Marine Corps in 1974. Mr. Williams received a B.S. in Engineering from the United States Naval Academy in 1980, and served in the United States Navy in active duty until 1991, and as a reservist until 1996 when he retired at the rank of Lieutenant Commander. Mr. Williams’ awards include two Meritorious Service Medals, two Navy Commendation Medals, the National Defense Service Medal, the Navy Achievement Medal, two Navy Expeditionary Medals, the Armed Forces Expeditionary Medal and two Humanitarian Service Medals.

Leslie Bumgarner

With decades of executive-level experience in the financial industry, Leslie Bumgarner is the President and CEO of and Chief Executive Officer of Telhio Credit Union, a $1.3 billion financial cooperative serving Central and Southwest Ohio. Ms. Bumgarner has served as a volunteer with Ronald McDonald House Charities of Central Ohio since 2010 and currently serves as the Vice Chair of the Board of Trustees. Ms. Bumgarner also serves as a member of the Executive Committee of the Hamilton, Ohio Chamber of Commerce and serves as Vice Chair of the Board of Cooperative Business Services, a commercial lending institution. Ms. Bumgarner received a B.S. in Business Administration in 1979 from Ohio State University.

Joseph Watson

With decades of executive-level experience as a leader and visionary in the pet industry, Joseph Watson is President and Chief Executive Officer of Petland, Inc., a global pet products retailer with stores in eight countries. Mr. Watson began at Petland as Vice President of Operations in November 2005 and then served as Chief Operating Officer prior to becoming CEO. Since July 2015, Mr. Watson is a member of the Board of Trustees of Shawnee State University and serves as the Chairman of the Board of Trustees of Adena Health System, a medical services provider with four hospitals and six regional clinics in Ohio. Mr. Watson served in the United States Army from 1985 to 1987 and is also a National Guard veteran. Mr. Watson received a B.S. in Communications System Management from Ohio University in 1992, and received a Master's in Business Administration from Ohio University in 1999.

David Deming

With decades of senior-level investment banking experience, David Deming serves as Partner and Chief Operating Officer of ID Fund LLC, an investor-directed firm for accredited investors. Mr. Deming formerly served as a director of Sorrento Therapeutics Inc. (NASDAQ: SRNE), a clinical stage and commercial-stage biopharmaceutical company that develops therapies for cancer, autoimmune, inflammatory, viral, and neurodegenerative diseases, and has served on the board of numerous other public and private biotechnology companies, in addition to serving on the Board of Trustees of Hobart and William Smith Colleges for over a decade. Mr. Deming started fis career at J.P. Morgan in 1976 and was a Managing Director in charge of the Global Healthcare Investment Banking Group from 1991 to 2003. Mr. Deming received a B.A. in Economics from Hobart College in 1975.

Dr. Nicola Finley, MD

As a board certified internal medicine physician with decades of experience as a practicing physician, Dr. Nicola R. Finley currently serves as Adjunct Faculty in the Health Promotion Sciences Division at the Mel and Enid Zuckerman College of Public Health at the University of Arizona, where she lectures to undergraduate, graduate and medical students, and presents to staff and faculty on the topic of personal wellness. Dr. Finley also serves as an Advisory Board Member of the Global Wellness Summit, an organization that gathers leaders and visionaries in the wellness industry, and serves as an Advisory Council Member at Luma Wealth, a wealth management firm that focuses on advising women and their families. Dr. Finley also serves as a Community Advisory Board Member of Arizona Public Media, a Southern Arizona-based non-profit public media service providing television and radio content including NPR and PBS to the area. Dr. Finley has had her research published in the American Journal of Lifestyle Medicine and Current Sexual Health Reports. Dr. Finley authored Function: A multidimensional view for the International Council on Active Aging®, and wrote the chapter on “Women’s Sleep” in Integrative Sleep Medicine published by Weil Integrative Medicine Library. Dr. Finley received a B.A. in Educational Studies from Brown University in 1994, and received a M.D. from the George Washington University School of Medicine in 1998.

Further to the Company’s press release on August 19, 2021, The Company’s name change from Fast Track Solutions, Inc. to Better For You Wellness, Inc. (the “Name Change”) has become effective in the State of Nevada. The Company is still awaiting notification from FINRA that the Name Change has been processed. The Company is actively exploring and evaluating various business opportunities in the plant-based food, beverage, and consumer packaged goods ("CPG") categories including, but not limited to, mergers, acquisitions, or business combination transactions, after which the Company would cease to be a "shell" or "blank check" company.

About Better For You Wellness, Inc.

Better For You Wellness, Inc., formerly known as Fast Track Solutions, Inc., (OTC: FTRK) is a Columbus, Ohio-based blank-check company that is exploring and evaluating various business opportunities in the plant-based food, beverage, and consumer packaged goods ("CPG") categories including, but not limited to, mergers, acquisitions, or business combination transactions, after which the Company would cease to be a "shell" or "blank check" company. Learn more at https://fasttracksolutionsinc.com/.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and the negative of these terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this report. Except as required by applicable law, we do not intend to update any of the forward-looking statements so as to conform these statements to actual results. Investors should refer to the risks disclosed in the Company's reports filed with SEC (https://www.sec.gov/).